Old Point Records Profit for Fourth Quarter and the Year

•   Assets grow by 10.4%
•   No executive bonuses in 2009
•  Well-capitalized – no TARP needed

January 25, 2010 Hampton, VA           Old Point Financial Corporation (Nasdaq "OPOF") posted a profit of $377 thousand or $0.08 per diluted share, in the quarter that ended December 31, 2009.  Assets grew to $921.4 million, an increase of $86.5 million, or 10.4%, over assets as of December 31, 2008.  Investment securities (securities available-for-sale, consisting mainly of short term government agency securities,) were a factor in the rise; they increased $76.8 million, or 79.2%.  Deposits and repurchase agreements grew by $92.5 million, or 13.6%. Repurchase agreements are arrangements used by a bank’s commercial customers as a cash management tool.  For the twelve months ending December 31, 2009, earnings per diluted share were $0.34 and net income was $1.7 million.

“Despite the challenges of 2009, we recorded a profit for the fourth quarter and for the year as a whole,” said Robert F. Shuford, Chairman and President of Old Point Financial Corporation.  “We accomplished this even though we increased our provision for loan losses by $4.5 million over 2008.  That action in a still-uncertain economy reflects Old Point’s long tradition of prudent and sound banking practices. In addition, the FDIC dramatically increased the insurance premiums paid by all banks in 2009 to cover the losses suffered by failed banks.”  Old Point’s FDIC premium, which included a one-time industry special assessment, increased by $1.5 million during the twelve months ending December 31, 2009.

During 2009, Old Point continued to pursue its growth strategy, opening its 21st branch in the Ghent section of Norfolk.  The Ghent office is the second in Norfolk, and brings the number of Old Point’s Southside offices to six.

Old Point did not apply for or receive for any TARP (Troubled Asset Relief Program) funds.  “Old Point has a long history in Hampton Roads,” said Shuford, “We are well-capitalized.  Since our founding in 1923, we have consistently demonstrated our ability to survive and prosper in all types of economic conditions.”

Non-performing assets (NPAs) as a percentage of total assets decreased to 1.40% as of December 31, 2009 vs. 1.79% on December 31, 2008. Total NPAs at December 31, 2009 were at $12.9 million, down from the December 31, 2008 total of $14.9 million.  “We continue to monitor asset quality very closely and take appropriate actions as needed,” Shuford said.

Shuford noted Old Point did not provide bonuses to its executive staff in 2009.  “Even though we managed to be profitable during a very tough economy, our bottom-line results did not merit that kind of executive compensation.”

Other items of note for the fourth quarter 2009:

Allowance for Loan and Lease Losses (ALLL) on December 31, 2009 was at 1.24% of total loans; as of December 31, 2008, that measure was 1.00%.

Net loans charged off: Net loans charged off stood at $5.4 million during the twelve months ended December 31, 2009 up from the $1.1 million charged off during the 12 months ended December 31, 2008.

Net interest margin (NIM) for the twelve months ended December 31, 2009 was 3.44% as compared to 3.61% the same period ended December 31, 2008.

Safe Harbor Statement Regarding Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  These forward-looking statements are based on the beliefs of the corporation's management, as well as estimates and assumptions made by, and information currently available to, the corporation's management.  These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate.  Actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: interest rates; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in the corporation’s market area; technology; reliance on third parties for key services; the real estate market; the corporation’s expansion initiatives; accounting principles, policies and guidelines; and other factors detailed in the corporation's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2008. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 21 branches and more than 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Lani Chisman Davis at Old Point National Bank at 757- 728-1286.

Old Point Financial Corporation
Consolidated Balance Sheets (Unaudited)

	(dollars in Thousands)

	31-Dec-09	31-Dec-08
Assets
Cash and due from banks	$13,224	$29,511
Federal funds sold	34,412	17,814
Cash and cash equivalents	$47,636	$47,325
Securities available-for-sale, at fair value	173,775	96,988
Securities held to maturity (fair value approximates $2,233 and $3,116)	2,212	3,067
Restricted securities	4,815	4,791
Loans (net of allowance of $7,864 and $6,406)	627,378	631,046
Premises and equipment, net	30,397	27,143
Bank owned life insurance	16,291	14,018
Other real estate owned, net	7,623	3,751
Other assets	11,295	6,836

Total Assets	$921,422	$834,965

	31-Dec-09	31-Dec-08
Liabilities
Noninterest-bearing deposits	$111,637	$123,755
Savings deposits	205,648	187,105
Time deposits	345,217	335,664
Total deposits	662,502	646,524
Federal funds and other borrowings	1,019	427
Repurchase agreements	109,419	32,855
Federal Home Loan Bank advances	65,000	70,000
Accrued expenses and other liabilities	1,874	2,261

Total Liabilities	$839,814	$752,067

Stockholders' Equity
Common stock, $5.00 par value	24,583	24,526
2009 2008
Shares Authorized 10,000,000 10,000,000
Shares Outstanding 4,916,535 4,905,229
Additional paid-in capital	15,769	15,506
Retained Earnings	42,519	43,251
Accumulated other comprehensive loss	(1,263)	(385)

Total stockholders' equity	81,608	82,898

Total liabilities and stockholders' equity	$921,422	$834,965

Old Point Financial Corporation
Consolidated Statements of Income (Unaudited)

	3 Mo Ended	3 Mo Ended	12 Mo Ended	12 Mo Ended
	31-Dec-09	31-Dec-08	31-Dec-09	31-Dec-08
	Dollars in thousands, except per share amounts
Interest and Dividend Income
Interest and fees on loans	$9,636	$10,074	$38,103	$40,870
Interest on federal funds sold	21	29	54	387
Interest on securities:
Taxable	613	776	2,566	3,377
Tax-exempt	103	187	538	925
Dividends and interest on all other securities	47	188	421	942
Total interest and dividend income	10,420	11,254	41,682	46,501

Interest Expense
Interest on savings deposits	82	173	361	1,095
Interest on time deposits	2,175	2,984	9,951	13,007
Interest on federal funds purchased, securities sold under agreements to repurchase and other borrowings	174	120	566	877
Interest on Federal Home Loan Bank advances	848	942	3,445	4,027
Total Interest expense	3,279	4,219	14,323	19,006
Net interest income	7,141	7,035	27,359	27,495
Provision for loan losses	1,875	1,000	6,875	2,400
Net interest income after provision for loan losses	5,266	6,035	20,484	25,095

Noninterest income
Income from fiduciary activities	757	693	2,987	3,109
Service charges on deposit accounts	1,358	1,470	5,473	5,894
Other service charges, commissions and fees	613	601	2,511	2,587
Income from bank owned life insurance	405	181	956	716
Gain (loss) on disposal of premises and equipment	(7)	0	(4)	227
Gain (loss) on available-for-sale securities, net	290	(47)	290	(47)
Other operating income	127	59	401	236
Total noninterest income	3,543	2,957	12,614	12,722

Noninterest Expense
Salaries and employee benefits	4,504	4,547	17,781	17,041
Occupancy and equipment	1,055	1,033	4,128	3,903
FDIC insurance	513	99	1,630	171
Data processing	278	254	1,089	996
Customer development	188	150	798	752
Advertising	106	178	619	773
Loan expenses	174	78	648	230
Postage and courier expense	152	131	550	536
Employee professional development	108	165	500	662
Stationery, supplies and printing	129	155	497	578
Legal and audit expenses	140	102	479	407
Loss (gain) on write-down/sale of other real estate owned	622	428	680	428
Other	495	505	1,806	1,899
Total noninterest expense	8,464	7,825	31,205	28,376
Income before income taxes	345	1,167	1,893	9,441
Income tax expense (benefit)	(32)	260	211	2,651
Net Income	$377	$907	$1,682	$6,790

Basic Earnings per Share
Average shares outstanding	4,909	4,903	4,908	4,904
Net income per share of common stock	$0.08	$0.19	$0.34	$1.39

Diluted Earnings per Share
Average shares outstanding	4,929	4,934	4,935	4,935
Net income per share of common stock	$0.08	$0.18	$0.34	$1.38

Cash Dividends Declared	$0.10	$0.17	$0.47	$0.66

Selected Ratios

	12 Months Ended	12 Months Ended
	31-Dec-09	31-Dec-08
Net Interest Margin	3.44%	3.61%
NPAs/Total Assets	1.40%	1.79%
Net Charge Offs/Total Loans	0.85%	0.18%
Allowance for Loan Losses/Total Loans	1.24%	1.00%

Non-Performing Assets (NPAs) (in thousands)
Loans > 90 days past due, but still accruing interest	$389	$3,529
Restructured Loans	$0	$6,594
Other Real Estate Owned	$7,623	$3,751
Nonaccrual Loans	$4,917	$1,045
Total Non-performing Assets	$12,929	$14,919

Loans Charged Off (net of recoveries)	$5,416	$1,124